www.vaalco.com

June 2022

Annual General Meeting 2022

SUSTAINABLY AND ACCRETIVELY GROWING IN WEST AFRICA

VAALCO ENERGY, INC.


VAALCO

SAFE HARBOR STATEMENT

VAALCO ENERGY, INC.

www.vaalco.com

This presentation is prepared by VAALCO Energy, Inc. ("VAALCO" or the "Company") and does not carry any right of publication or disclosure, in whole or in part. This has been prepared for information purposes only and it is not a prospectus for the purposes of the UK Prospectus Regulation Rules as it does not constitute an offer to the public. It is not intended to solicit the dealing in securities, nor does it form part of any invitation, offer or sale or subscription or any solicitation for any offer to buy or subscribe for securities. This presentation does not form the basis of, nor should it be relied upon in connection with or act as any inducement to enter into, any contract or commitment with respect to VAALCO's securities.

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933,as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of the COVID-19 pandemic, including the sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of VAALCO's workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company's business plans and strategy, prospect evaluations, prospective resources and reserve growth, VAALCO's 2021/2022 drilling campaign, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future acquisitions, capital expenditures, future drilling plans, prospect evaluations, interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections.

These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO's control. These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company's success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC's definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. The Company uses terms in this presentation, such as "potential reserves", "potential resources", "2P", "2P reserves", "2C", "EUR", "contingent resources", "net resources", "recoverable resources", "prospective resources", "gross reserves and resource potential", "gross unrisked", "unrisked gross resource", "prospective mean resources", "gross unrisked recoverable prospective and contingent resources" and similar terms or other descriptions of volumes of reserves potentially recoverable that the SEC's guidelines strictly prohibit the Company from including in filings with the SEC. These terms refer to the Company's internal estimates of unbooked hydrocarbon quantities that may be potentially added in accordance with the 2018 Petroleum Resources Management System approved by the Society of Petroleum Engineers. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Actual quantities of reserves that may be ultimately recovered from the Company's interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company's ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil and natural gas prices, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, processing costs, regulatory approvals, negative revisions to reserve estimates and other factors as well as actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of unproved reserves may change significantly as development of the Company's assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

Estimates of reserves provided in this presentation are estimates only and there is no guarantee that estimated reserves will be recovered. Actual reserves may be greater than or less than estimates provided in this presentation and differences may be material. There is no assurance that forecast price and cost assumptions applied by NSAI or by the Company in evaluating VAALCO's reserves will be attained and variances could be material. References to thickness of oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil accumulations are not necessarily indicative of future production or ultimate recovery.

ESTABLISHED OPERATOR GENERATING FREE CASH FLOW

VAALCO ENERGY, INC.
www.vaalco.com

Proven Track Record of Success in West Africa with Meaningful Upside

- International E&P focused on low-risk, producing assets in West Africa
- Operator of Gabon offshore Etame license
  - VAALCO participating interest (operator) 63.6%
  - Produced ~126 gross MMBO to date with remaining reserves and resources of ~113 gross MMBO at Etame[3]
  - Production at Etame has grown from FY'20 of 4,853 NRI BOPD to 9,500 NRI BOPD in March 2022
  - Successfully drilled and completed first 2 wells in 2021/2022 drilling campaign
- Operator of Equatorial Guinea offshore Block P
  - VAALCO participating interest (operator) 45.9%
  - Development plan for 15.5 to 23.8 million BOE unrisked gross 2C resources at Block P discovery awaiting government and partner approval
  - Significant potential in Equatorial Guinea with 164 million BOE unrisked gross best estimate prospective resources
- Provisionally awarded two offshore blocks in Gabon as part of a consortium with BW Energy and Panoro Energy


EQUATORIAL GUINEA
BLOCK P WI 45.9%
57,300 gross acres
26,300 net acres
GABON
ETAME MARIN PERMIT
WI 58.8%
46,300 gross acres
27,200 net acres

Etame	Gross	WI[1]	NRI[2]
YE'21 SEC Proved Reserves (MMBO)[4]	22.0	12.9	11.2
YE'21 2P CPR Reserves (MMBO)[5]	33.5	19.5	17.0
YE'21 Resources (MMBO)[3]	41.7	28.1	24.4

Equatorial Guinea	Gross	WI[1]	NRI[2]
YE'21 Best Est Contingent Resources[3]	23.8	10.9	
YE'21 Best Est Prospective Resources[3]	319.8	111.2	

1) Etame - 58.8% WI, Tullow is a 7.5% WI owner but not a joint owner; Block P – 45.9% WI
2) Net volumes are after royalty deduction of 13% for Etame
3) Netherland, Sewell & Associates, Inc ("NSAI") 12/31/2021 CPR report which includes contingent ("2C") as well as VAALCO's internal prospective resource estimate
4) "SEC reserves" are Netherland, Sewell & Associates estimates prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission as of December 31, 2021
5) "2P CPR Reserves" are NSAI's proved plus probable estimates prepared in accordance with the 2018 Petroleum Resources Management Systems approved by the Society of Petroleum Engineers as of 12/31/21 using VAALCO management assumptions

ACCRETIVE GROWTH AND SHAREHOLDER RETURNS

Delivering Strong Results and Progressing VAALCO's Strategic Targets

Executing work programs at Etame to grow production and reserves

2021/22 Etame work program targeting 7,000 – 8,000 Gross BOPD production increase with significant recoverable reserves conversion. The consortium of VAALCO, BW Energy and Panoro Energy provisionally awarded two blocks in the 12th Offshore Licensing Round in Gabon.

Maintaining operational excellence, cost discipline and strong balance sheet

New, lower cost FSO solution and field reconfiguration at Etame aligns with ongoing strategy to reduce operating costs and extend field life. New 5-year undrawn RBL with $50 mm initial commitment improves financial flexibility and provides optionality.

Returning cash to shareholders through a sustainable dividend program

In Q4 2021, the Board of Directors approved a cash dividend policy of $0.0325 per common share per quarter (full year 2022 annualized of $0.13 per share). Paid inaugural dividend in Q1 2022 and declared second dividend in Q2 2022.

Unlocking meaningful potential in Equatorial Guinea

Proceeding to a field development plan and working with partners and the EG ministry. Block P PSC provides for a development and production period of 25 years from the date of approval of a development and production plan.

Pursuing value accretive M&A opportunities within strategic focus

Completed acquisition of Sasol WI at Etame in 2021. VAALCO continues to review further opportunities.

1) 12/31/2020 NSAI CPR report

ENVIRONMENTAL, SOCIAL, GOVERNANCE

Committed to Our People, The Environment, Our Communities and Corporate Governance

VAALCO ENERGY, INC.
www.vaalco.com

ENVIRONMENTAL MANAGEMENT

- Devoted to environmental stewardship with dedicated emergency environmental response capabilities
- Fully engineered Scope 1 GHG emissions data show improvement compared to base line set in 2020, with reduction targets forthcoming to help meet recognized international standards
- Enhance HSSE performance through our safety management system, IRAS, by creating awareness and accountability

SOCIAL

- Equal opportunity employer that firmly believes in the benefits that diversity and inclusion bring to an organization
- Valuing our employees and empowering them to nurture a positive working culture
- Supports and sponsors multiple charitable and non-profit organizations to give back to our community

CORPORATE GOVERNANCE

- Good governance is an integral part of our culture at all levels of our organization
- Employees are empowered to uphold the highest ethical standards
- Understand the importance of providing transparency on ESG-related matters

Annual ESG Report to be Issued in June with Growing Focus on VAALCO's Response to Climate Change Risks and Opportunities. Using SASB and TCFD as Guidance, VAALCO is Developing Its Own strategy Which is Being Championed by a Newly Appointed ESG Process Engineer

STEP CHANGE IN TOTAL PRODUCTION AND RESERVES

Significant Increase in Size and Scale

VAALCO ENERGY, INC.
www.vaalco.com

Production Outlook


12,500
10,000
7,500
5,000
2,500
0
NRI BOPD
4,853
7,119
8,051
10,000
10,000
>2x FY 2020
FY 2020
FY 2021
Q1 2022
Q2 2022E
FY 2022E
Midpoint of Guidance Range

Proved NRI Reserves[1] (MMBO)


12.0
9.0
6.0
3.0
-
3.2
11.2
250% Increase
VAALCO YE 2020
VAALCO YE 2021

2P CPR WI Reserves[2] (MMBO)


20.0
16.0
12.0
8.0
4.0
-
10.4
19.5
88% Increase
VAALCO YE 2020
VAALCO YE 2021

1) SEC reserves are NSAI estimates as of December 31, 2020 and December 31, 2021
2) 2P CPR Reserves are NSAI estimates as of December 31, 2021 with VAALCO's management assumptions for escalated crude oil prices and costs

COMMITTED TO SHAREHOLDER RETURNS

Enhancing Value Proposition

VAALCO ENERGY, INC.
www.vaalco.com



200%
150%
100%
50%
0%
-50%
Last 12 Months % Increase
148%
68%
6/1/2021
7/1/2021
8/1/2021
9/1/2021
10/1/2021
11/1/2021
12/1/2021
1/1/2022
2/1/2022
3/1/2022
4/1/2022
5/1/2022
6/1/2022
Brent
EGY

- Announced Board approved quarterly cash dividend in Q4 2021
- Paid first quarterly dividend in Q1 2022
- Declared Q2 2022 dividend payable June 24, 2022
- Stock appreciation outpacing increases in Brent pricing

Growing and Returning Value to Shareholders Through Stock Appreciation and Dividends

2022 NETBACKS SIGNIFICANTLY IMPROVED COMPARED TO 2021 @ $90 REALIZED OIL

VAALCO ENERGY, INC.
www.vaalco.com

2022 Margins at $90 Realized Oil and Midpoint of Guidance

Actual 2021 Netbacks Adjusted to $90 Oil



Oil Price: $90 per barrel
$20.88
$10.17
$3.73
$53.83
$0
$90
Oil Price: $90 per barrel
$27.04
$9.53
$5.45
$0.81
$3.21
$43.97
$0
$90
OPEX
Tax
G&A
ARO
Workover
Free Cash Flow (before CAPEX)

Successful 2021/2022 Drilling Campaign Raising Production Coupled with Field Reconfiguration and FSO Cost Savings are Meaningfully Improving Netbacks

TRANSFORMATIVE RESULTS THROUGH FOCUSED EXECUTION

VAALCO ENERGY, INC.
www.vaalco.com

Revenue & Price

Total Revenues ($millions) — 197%

2021 $199	2020 $67

Crude Sales 2,711 MBls up 67%

Avg Realized Price (US$/BBL) — 75%

2021 $71	2020 $40

Oil price showing strong recovery

Production & Reserves

Production Crude Oil (MBls) — 47%

2021 2,599	2020 1,776

Net Revenue Interest (WI less Royalty)

2P CPR Reserves (MMBO) — 88%

2021 19.5	2020 10.4

Economic life extended to 2031

Profitability & Cash Generation

Adjusted EBITDA ($millions) — 222%

2021 $86	2020 $27

Accretive acquisition of Sasol WI in 2021

Net Cash From Ops ($millions) — 80%

2021 $50	2020 $28

Excludes trade receivable of $22.5million collected in 1/2022

Investment

Capital Investment ($millions) — 61%

2021 $39	2020 $24

Funding growth through organic drilling and accretive acquisitions

Unrestricted Cash ($millions) — 2%

2021 $49	2020 $48

Announced maiden dividend of 3.25 cents/share per quarter

☑ **Company Remains Debt Free and is Fully Funding 2022 Growth and Dividends Through Cash on Hand and Cash from Operations**

VAALCO ENERGY, INC.

CONTACT

www.vaalco.com

CORPORATE OFFICE

9800 Richmond Avenue,
Suite 700, Houston, Texas 77042

T 713.623.0801
F 713.623.0982
E vaalco@vaalco.com

BRANCH OFFICE

VAALCO Gabon SA
B.P. 1335, Port Gentil, Gabon

T +241-(0)1-56-55-29

INVESTOR CONTACTS

U.S. - Al Petrie

T 713.543.3422
E apetrie@vaalco.com

U.K. - Ben Romney / Jon Krinks/
James Husband

T 44.0.20.7466.5000
E vaalco@buchanan.uk.com